                                                                     EXHIBIT 4.1



                   ===========================================


                     UNION PLANTERS MORTGAGE FINANCE CORP.,
                                  AS DEPOSITOR,

                   UNION PLANTERS BANK, NATIONAL ASSOCIATION,
                               AS MASTER SERVICER,

                            THE BANK OF NEW YORK, AS
                                     TRUSTEE

                                       AND

                  UNION PLANTERS BANK, NATIONAL ASSOCIATION, AS
                          CONTRACT OF INSURANCE HOLDER


                                   ----------


                  SERIES 1999-1 POOLING AND SERVICING AGREEMENT

                          DATED AS OF FEBRUARY 1, 1999


                                   ----------



                     UNION PLANTERS MORTGAGE FINANCE CORP.,

                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-1


                   ===========================================

         THIS SERIES 1999-1 POOLING AND SERVICING AGREEMENT, dated as of February 1, 1999, is made with respect to the formation of UPMFC Trust 1999-1 (the "Trust") among UNION PLANTERS MORTGAGE FINANCE CORP., a Delaware corporation (the "Depositor"), UNION PLANTERS BANK, NATIONAL ASSOCIATION, a national banking association (in its capacity as master servicer, the "Master Servicer"), THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee"), and UNION PLANTERS BANK, NATIONAL ASSOCIATION, a national banking association, as contract of insurance holder (the "Contract of Insurance Holder") under this Agreement and the Standard Terms to Pooling and Servicing Agreement, May 1998 Edition (the "Standard Terms"), all the provisions of which are incorporated herein as modified hereby and shall be a part of this Agreement as if set forth herein in full (this Agreement, with the Standard Terms so incorporated, the "Pooling and Servicing Agreement"). Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Standard Terms.

                              PRELIMINARY STATEMENT

         The Depositor has duly authorized the formation of the Trust to issue a Series of Certificates with an aggregate initial principal amount of $132,467,434, to be known as the Mortgage Pass-Through Certificates, Series 1999-1 (the "Certificates"). The Certificates consist of 13 Classes that in the aggregate evidence the entire beneficial ownership interest in the Trust.

         In accordance with Section 10.01 of the Standard Terms, the Trustee will make an election to treat all of the assets of the Trust as a real estate mortgage investment conduit (the "REMIC") for federal income tax purposes. The "startup day" for purposes of the REMIC Provisions is the Closing Date.

                                GRANTING CLAUSES

         The Depositor hereby bargains, sells, conveys, assigns and transfers to the Trustee, in trust and as provided in this Pooling and Servicing Agreement, without recourse (except as provided herein) and for the exclusive benefit of the Holders of the Certificates, all of the Depositor's right, title and interest in and to, and any and all benefits accruing to the Depositor from, (a) the Assets listed in Schedule I hereto, together with the related Asset Documents, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing, including, without limitation, all rights to receive all principal and interest payments due on the Assets after the Cut-off Date, including such scheduled payments received by the Depositor or Seller on or prior to the Cut-off Date, and Principal Prepayments, Net Insurance Proceeds, Net Liquidation Proceeds, Repurchase Prices and other unscheduled collections received on the Assets on and after the Cut-off Date; (b) the security interests in the Mortgaged Properties granted by the Obligors pursuant to the related Assets; (c) all funds relating to the Assets on deposit in the Certificate Account or the Distribution Account for the Certificates and all proceeds thereof, whether in the form of cash, instruments, securities or other properties; (d) any and all rights, privileges and benefits accruing to the Depositor under the Sales Agreement with respect to the Assets (provided that the Depositor shall retain its rights to indemnification from



                                      S-2
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the Seller under such Sales Agreement, but also hereby conveys its rights to such indemnification to the Trustee as its assignee), including the rights and remedies with respect to the enforcement of any and all representations, warranties and covenants under such Sales Agreement; and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any Standard Hazard Insurance Policy, VA Guaranty or FHA Insurance, or any other insurance policy relating to any of the Assets, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables that at any time constitute all or part or are included in the proceeds of any of the foregoing) as specified herein (the items referred to in clauses (a) through (e) above shall be collectively referred to herein as the "Trust Estate").

         The Trustee acknowledges the foregoing, accepts the trusts hereunder in accordance with the provisions hereof and the Standard Terms and agrees to perform the duties herein or therein required to the best of its ability to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

SECTION 1. STANDARD TERMS; RESTATEMENT OF DECLARATION OF TRUST.

         (a) The Depositor, the Master Servicer, the Trustee, and the Contract of Insurance Holder each acknowledge that the Standard Terms prescribe certain obligations of the Depositor, the Master Servicer, the Trustee, and the Contract of Insurance Holder with respect to the Certificates. The Depositor, the Master Servicer, the Trustee, and the Contract of Insurance Holder each agree to observe and perform such prescribed duties, responsibilities and obligations, and acknowledge that, except to the extent inconsistent with the provisions of this Agreement, the Standard Terms are and shall be a part of this Pooling and Servicing Agreement to the same extent as if set forth herein in full.

         (b) This Agreement amends and restates the Declaration of Trust in all respects. The Trustee will be acting not in its individual capacity but solely as Trustee hereunder. The office of the Trust will be in the care of the Trustee at the Corporate Trust Office. The actions heretofore taken by the Trustee under the authority of the Declaration of Trust are hereby ratified and confirmed.

SECTION 2. DEFINED TERMS.

         With respect to the Certificates and in addition to or in replacement for the definitions set forth in Section 1.01 of the Standard Terms, the following definitions shall be assigned to the defined terms set forth below:

         "Book-Entry Certificates":  The Class A Certificates.

         "Carryover Interest Amount": With respect to each Class of Certificates and each Distribution Date, all amounts that were distributable on such Class as Interest Distribution Amounts on any previous Distribution Dates that remain undistributed.


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         "Claims Administrator": Union Planters Bank, National Association, a
national banking association, or any successor thereof.

         "Class A Certificates": The Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates.

         "Class A-1 Certificates": The Class A-1 Certificates created pursuant to Section 3 hereof.

         "Class A-2 Certificates": The Class A-2 Certificates created pursuant to Section 3 hereof.

         "Class A-3 Certificates": The Class A-3 Certificates created pursuant to Section 3 hereof.

         "Class B Certificates": The Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates, and Class B-6 Certificates.

         "Class B-1 Certificates": The Class B-1 Certificates created pursuant to Section 3 hereof.

         "Class B-2 Certificates": The Class B-2 Certificates created pursuant to Section 3 hereof.

         "Class B-3 Certificates": The Class B-3 Certificates created pursuant to Section 3 hereof.

         "Class B-4 Certificates": The Class B-4 Certificates created pursuant to Section 3 hereof.

         "Class B-5 Certificates": The Class B-5 Certificates created pursuant to Section 3 hereof.

         "Class B-6 Certificates": The Class B-6 Certificates created pursuant to Section 3 hereof.

         "Class PO Certificates": The Class PO Certificates created pursuant to
Section 3 hereof.

         "Class PO Deferred Amount": With respect to each Mortgage Loan for which a Realized Loss occurs, the PO Percentage of such Realized Loss; provided, however, that the Class PO Deferred Amount distributable on any Distribution Date shall not exceed the excess, if any, of the Available Distribution Amount remaining after giving effect to distributions in Section 5 herein over the aggregate of the Interest Distribution Amounts payable to the Subordinate Certificates then outstanding; and provided further, that no distributions shall be made in respect of the Class PO Deferred Amount after the Credit Support Depletion Date.

         "Class PO Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) the sum of the PO Percentage of the principal portions of all scheduled Monthly Payments on the Mortgage Loans due on the related Due Date, whether or not received on or prior to the related Determination Date, plus (ii) the sum of the PO Percentages of all unscheduled payments or collections of principal in respect of the Mortgage Loans received during the preceding calendar month (including the PO Percentage the principal portion of proceeds of the repurchase of a Mortgage Loan, full and partial Mortgagor prepayments, Foreclosure Advances and Net Liquidation Proceeds).



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         "Class R Certificates": The Class R Certificates, which represent beneficial ownership of the REMIC Residual Interest.

         "Class X Certificates": The Class X-1 and Class X-2 Certificates, each created pursuant to Section 3 hereof.

         "Class X-1 Certificates": The Class X-1 Certificates created pursuant to Section 3 hereof.

         "Class X-2 Certificates": The Class X-2 Certificates created pursuant to Section 3 hereof.

         "Closing Date": February 26, 1999.

         "Contract of Insurance Holder": Union Planters Bank, National Association, a national banking association, or any successor appointed as herein provided. Notices to the Contract of Insurance Holder shall be sent to Union Planters Bank, National Association, 7130 Goodlett Farms Parkway, Cordova, Tennessee 38018 Attn: UPMFC Trust 1999-1, or its successor in interest.

         "Corporate Trust Office": The address set forth hereinbelow under "Trustee".

         "Credit Support Depletion Date": The first Distribution Date on which the Certificate Principal Balances of each Class of the Class B Certificates equals zero.

         "Cut-off Date": February 1, 1999.

         "Declaration of Trust": The declaration of trust, dated February 26, 1999, by and between The Bank of New York, as settlor, and The Bank of New York, as trustee, which established the Trust.

         "Determination Date": With respect to any Distribution Date, the 15th calendar day of the month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately succeeding Business Day.

         "Discount Mortgage Loan": Each Mortgage Loan with a Net Rate less than 6.25% per annum.

         "Due Date": With respect to any Distribution Date, the first calendar day of the month in which such Distribution Date occurs.

         "ERISA Restricted Certificates": The Class B, Class X, Class PO and Class R Certificates.

         "Interest Accrual Period": With respect to each Distribution Date and with respect to the Class X-1 Certificates and the Class X-2 Certificates, the calendar month preceding the month in which the Distribution Date occurs. Interest on the Class X-1 Certificates and the Class X-2 Certificates will be computed on the basis of a 360-day year consisting of twelve 30-day months.


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The Interest Accrual Period with respect to all other Classes of Certificates
(other than the Class PO Certificates) will be as provided in the Standard
Terms.


         "Interest Distribution Amount": For any Class of Certificates (other than the Class PO Certificates) on any Distribution Date, interest accrued on such Class during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Certificate Principal Balance or Notional Principal Amount, as the case may be, less Net Interest Shortfalls. No interest shall be payable on the Class PO Certificates.

         "Net Interest Shortfalls": With respect to each Distribution Date, the sum of (i) Soldiers' and Sailors' Shortfalls and (ii) Due Date Interest Shortfalls, less Compensating Interest, each for the related Collection Period.

         "Non-Discount Mortgage Loan": Each Mortgage Loan with a Net Rate equal to or greater than 6.25% per annum.

         "Non-PO Percentage": With respect to any Discount Mortgage Loan, the Net Rate divided by 6.25% per annum; and with respect to any Non-Discount Mortgage Loan, 100%.

         "Notional Principal Amount": The Notional Principal Amount of the Class X-1 Certificates and the Class X-2 Certificates on any date shall equal the aggregate Scheduled Principal Balance of each of the Non-Discount Mortgage Loans at the beginning of the related Collection Period (or as of the Cut-off Date in the case of the first Distribution Date).

         "Pass-Through Rate": With respect to each Class of Certificates, on any Distribution Date, the per annum rate for such Class set forth in the table in
Section 3 hereof.

         "PO Percentage": With respect to any Discount Mortgage Loan, (i) 6.25% per annum minus the related Net Rate (ii) divided by 6.25% per annum; and with respect to any Non-Discount Mortgage Loan, 0%.

         "Principal Distribution Amount": The sum of the Senior Principal Distribution Amount and the Subordinate Principal Distribution Amount.

         "Private Certificates": The Class B, Class X, Class PO and Residual Certificates.

         "Pro Rata Portion": With respect to any Distribution Date and Class of Subordinate Certificates, the amount equal to the fraction, the numerator of which is such Class's Certificate Principal Balance immediately prior to such Distribution Date and the denominator of which is the aggregate of the Certificate Principal Balances of the Class B Certificates immediately prior to such Distribution Date.

         "Rating Agency": Each of Duff & Phelps Credit Rating Co., 17 State Street, 12th Floor, New York, New York 10004, and Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007.



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         "Realized Loss": (a) With respect to each defaulted Mortgage Loan with respect to which a Foreclosure Advance has been made, the excess, if any, of the aggregate of all Advances made with respect to such Mortgage Loan over all recoveries, including recoveries in respect of the related FHA Insurance or VA Guaranty, as applicable, made in respect of such Mortgage Loan, (b) with respect to any other Liquidated Loan other than in connection with a claim under FHA Insurance or a VA Guaranty, the excess, if any, of the Scheduled Principal Balance of the Liquidated Loan, plus accrued and unpaid interest on such Liquidated Loan, plus amounts reimbursable to the Master Servicer for previously unreimbursed Advances, minus (2) Net Liquidation Proceeds collected in respect of the Liquidated Loan, and (c) the excess, if any, of (1) the aggregate Certificate Principal Balance of the Class A, Class R, Class PO and Class B Certificates after giving effect to distributions of principal on such Distribution Date and after taking into account preceding clauses (a) and (b) over (2) the aggregate Scheduled Principal Balance of the Mortgage Loans at the end of the related Collection Period.

         "Regular Certificates": The Class A Certificates, Class B Certificates, Class PO Certificates and Class X Certificates.

         "Residual Certificates": The Class R Certificates.

         "Rule 144A Certificates": The Class B Certificates, Class X Certificates, Class PO Certificates and Residual Certificates.

         "Scheduled Principal Balance": With respect to any Mortgage Loan as of any Due Date, the unpaid principal balance thereof as of the Cut-off Date as specified in the related amortization schedule at such time reduced by all previous Curtailments and by the payment of principal due on such Mortgage Loan from the Cut-Off Date through such Due Date irrespective of any delinquencies in payment of such Mortgage Loan.

         "Senior Accelerated Distribution Percentage": For any Distribution Date occurring prior to the Distribution Date in March 2004, 100%, and for any Distribution Date on or after the March 2004 Distribution Date will be as follows:

                  (i) for any Distribution Date from March 2004 through February 2005, the Senior Percentage for such Distribution Date plus 70% of the Subordinate Percentage for such Distribution Date;

                  (ii) for any Distribution Date from March 2005 through February 2006, the Senior Percentage for such Distribution Date plus 60% of the Subordinate Percentage for such Distribution Date;

                  (iii) for any Distribution Date from March 2006 through February 2007, the Senior Percentage for such Distribution Date plus 40% of the Subordinate Percentage for such Distribution Date;



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

                  (iv) for any Distribution Date from March 2007 through February 2008, the Senior Percentage for such Distribution Date plus 20% of the Subordinate Percentage for such Distribution Date; and

                  (v) for any Distribution Date after February 2008, the Senior Percentage for such Distribution Date;

provided, however, that on any Distribution Date on which the Senior Percentage exceeds 97%, the Senior Accelerated Distribution Percentage for such Distribution Date will equal 100%.

         Any scheduled reduction to the Senior Accelerated Distribution Percentage described above shall not be made as of any Distribution Date unless
(i) the average monthly percentage of Mortgage Loans delinquent 90 days or more over the last six months (calculated as the arithmetic mean of the percentage values for each of the preceding six months determined by dividing the aggregate outstanding Scheduled Principal Balance of Mortgage Loans 90 days or more delinquent in that month by the aggregate outstanding Certificate Principal Balance of the Class B Certificates in that month, after giving effect to distributions in such month) is less than 200%, and (ii) aggregate Realized Losses on the Mortgage Loans to date for such Distribution Date, if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date, are less than 15%, 20%, 25%, 30% or 35%, respectively, of the sum of the initial Certificate Principal Balance of the Class B Certificates. Notwithstanding the foregoing, upon reduction of the Certificate Principal Balances of the Senior Certificates to zero, the Senior Accelerated Distribution Percentage will equal 0%.

         "Senior Certificates": The Class R, Class A, Class PO and Class X Certificates.

         "Senior Percentage": On the initial Distribution Date, approximately 96.9999996%, and thereafter for each succeeding Distribution Date will be recalculated to equal the percentage equal to the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class X and Class PO Certificates) immediately prior to such Distribution Date divided by the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class X and Class PO Certificates) and the Subordinate Certificates immediately prior to the Distribution Date.

         "Senior Non-PO Principal Distribution Amount": With respect to any Distribution Date, the sum of the amounts described in clauses (i) through (ii) below.

                  (i) the product of (A) the then-applicable Senior Percentage and (B) the sum of the Non-PO Percentages of the principal portions of all Monthly Payments on the Mortgage Loans due on the related Due Date, whether or not received on or prior to the related Determination Date; plus

                  (ii) the product of (A) the then-applicable Senior Accelerated Distribution Percentage and (B) the sum of the Non-PO Percentages of all of the unscheduled payments or collections of principal in respect of the Mortgage Loans received during the preceding calendar month (including the Non-PO Percentage of the principal portion of proceeds of the repurchase of a Mortgage Loan, full and partial Mortgagor prepayments, Foreclosure Advances and Net Liquidation Proceeds).

         "Senior Principal Distribution Amount": with respect to any Distribution Date, the sum of the Senior Non-PO Principal Distribution Amount and the Class PO Principal Distribution Amount, each with respect to such Distribution Date. With respect to any Distribution Date, if the Available Distribution Amount remaining after the distribution of interest to the Senior Certificates (other than the Class PO Certificates) is insufficient to distribute the full Senior Principal Distribution Amount, the Senior Non-PO Principal Distribution Amount and the Class PO Principal Distribution Amount will be reduced in proportion to the Non-PO Percentages and the PO Percentages, respectively, of the Mortgage Loans responsible for such shortfall.

         "Servicing Fee Rate":  1.00% per annum.

         "Subordinate Certificates":  The Class B Certificates.

         "Subordinate Percentage":  100% less the Senior Percentage.

         "Subordinate Principal Distribution Amount": With respect to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of the Interest Distribution Amount allocable to the Senior Certificates, the Senior Principal Distribution Amount and the Interest Distribution Amount allocable to the Subordinate Certificates and (b) the sum of the amounts described in clauses (i) through (ii) below:

         (i) the product of (A) the then-applicable Subordinate Percentage and
(B) the principal portion of all Monthly Payments on the Mortgage Loans due on the related Due Date, whether or not received on or prior to the related Determination Date; plus

         (ii) the portion of all unscheduled payments or collections of principal in respect of the Mortgage Loans received during the preceding calendar month (including the principal portion of proceeds of the repurchase of a Mortgage Loan, full and partial Mortgagor prepayments, Foreclosure Advances and Net Liquidation Proceeds) allocable to the Subordinate Certificates.

         "Trustee": The Bank of New York, a New York banking corporation, not in its individual capacity but solely as Trustee under this Pooling and Servicing Agreement, or any successor trustee appointed as herein provided. Notices to the Trustee shall be sent to Corporate Trust Department, 101 Barclay Street, New York, New York 10286, Attn: UPMFC Trust 1999-1 (the "Corporate Trust Office"), or its successor in interest.

         "Trustee Fee Rate":  0.012% per annum.

         "Underwriter": Morgan Stanley & Co. Incorporated (whose address is 1585 Broadway, New York, New York 10036).

         "Weighted Average Net Asset Rate": With respect to any Distribution Date, the weighted average of the Asset Rates applicable to the Monthly Payments that were due during


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the related Collection Period on Mortgage Loans that were Outstanding at the beginning of the related Prepayment Period, less the Servicing Fee Rate and the Trustee Fee Rate.

SECTION 3. CERTIFICATES.

         The aggregate initial principal amount of Certificates that may be executed and delivered under this Pooling and Servicing Agreement is limited to $132,467,434 except for Certificates executed and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 5.04 or 5.07 of the Standard Terms. The Certificates shall be issued in thirteen Classes having the designations, initial Certificate Principal Balances, initial Notional Principal Amounts, Pass-Through Rates and Final Scheduled Distribution Dates set forth or described below:

                                    INITIAL                                                        FINAL
                                  CERTIFICATE                                                    SCHEDULED
                                   PRINCIPAL                    PASS THROUGH                    DISTRIBUTION
    DESIGNATION                     BALANCE                         RATE                          DATE(4)
    -----------                 ---------------                 ------------                   --------------

        A-1                     $    78,361,000                       6.250%                   April 1, 2029
        A-2                     $    15,100,186                       6.250%                   April 1, 2029
        A-3                     $    35,000,000                       6.250%                   April 1, 2029
        B-1                     $       662,172                       6.250%                   April 1, 2029
        B-2                     $       331,086                       6.250%                   April 1, 2029
        B-3                     $       331,086                       6.250%                   April 1, 2029
        B-4                     $       662,172                       6.250%                   April 1, 2029
        B-5                     $       662,172                       6.250%                   April 1, 2029
        B-6                     $     1,324,341                       6.250%                   April 1, 2029
        X-1                                  (1)                         (2)                   April 1, 2029
        X-2                                  (1)                         (2)                   April 1, 2029
        PO                      $        33,118                           0%                   April 1, 2029
        R(3)                    $           100                       6.250%                   April 1, 2029

                  (1) Each of the Class X-1 and Class X-2 Certificates shall have no Certificate Principal Balance, and will bear interest based on their Notional Principal Amount.

                  (2) The Pass-Through Rate for each of the Class X-1 Certificates and the Class X-2 Certificates on each Distribution Date will be equal to one-half the product of the excess of (i) the Weighted Average Net Rate, as of the first day of the related Collection Period, with respect to the Non-Discount Mortgage Loans over (ii) 6.250% per annum.

                  (3) The Class R Certificates shall represent the residual interest in the REMIC. The Class R Certificates shall have a Certificate Principal Balance of $100 (unless previously paid) and a Pass-Through Rate of 6.250% per annum.

                  (4) For purposes of Treasury Regulation ss.1.860G-1(a)(4), the latest possible maturity date of each Class of Certificates shall be the Final Scheduled Distribution Date.



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SECTION 4. DENOMINATIONS.

         The Book-Entry Certificates will be registered as one or more certificates in the name of the Clearing Agency or its nominee. Beneficial interests in the Book-Entry Certificates will be held by the Beneficial Owners through the book-entry facilities of the Clearing Agency, in minimum denominations of $1,000 and integral multiples of $1 in excess thereof.

         The Class B, Class X, Class PO and Class R Certificates will be issued in certificated, fully-registered form. Each Class of the Class B Certificates Certificates will be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof, except that on Certificate of each Class may be issued in a different denomination that evidences the remainder of the aggregate initial Certificate Principal Balance of each such Class. The Class PO Certificates will be issued in minimum Percentage Interests equal to 50%. The Class X Certificates and the Class R Certificates will be issued in minimum Percentage Interests equal to 10%.

SECTION 5. DISTRIBUTIONS.

         (a) On each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall distribute the Available Distribution Amount (less the Trustee Fee) in the following manner and in the following order of priority:

                  (i) First, concurrently, to each Class of Senior Certificates (other than the Class PO Certificates), (A) first, its Interest Distribution Amount for such Distribution Date; and (B) second, the related Carryover Interest Amount for such Distribution Date, if any; provided that, if the Available Distribution Amount on any Distribution Date is insufficient to distribute the full amount of the Interest Distribution Amounts or the Carryover Interest Amounts for all Classes of Senior Certificates (other than the Class PO Certificates), then the Available Distribution Amount shall be allocated pro rata among such Classes based upon their respective Interest Distribution Amounts or Carryover Interest Amounts, as applicable, for such Distribution Date;

                  (ii) Second, concurrently, the Senior Non-PO Principal Distribution Amount shall be allocated to each Class of Senior Certificates (other than the PO Certificates) as follows:

                  (1) 72.7544374731%, sequentially as follows: first, to the Class R Certificates, second, to the Class A-1 Certificates, and third, to the Class A-2 Certificates, in each case in reduction of the Certificate Principal Balance of each such Class of Certificates, until it has been reduced to zero; and

                  (2) 27.2455625269% to the Class A-3 Certificates, in reduction of the Certificate Principal Balance of such Class of Certificates, until it has been reduced to zero;

         provided, however, that with respect to (1) and (2) above, on any Distribution Date on which (A) the aggregate Scheduled Principal Balance of the Mortgage Loans is less than


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

         the aggregate Certificate Principal Balance of the Senior Certificates immediately prior to such Distribution Date or (B) the Credit Support Deletion Date has occurred, the Senior Non-PO Principal Distribution Amount will be allocated among the Senior Certificates (other than the Class PO and Class X Certificates) pro rata based upon their respective Certificate Principal Balances;

                  (iii) Third, to the Class PO Certificates, the amount of the Class PO Principal Distribution Amount, if any, in reduction of the Certificate Principal Balance of such Class, until it has been reduced to zero;

                  (iv) Fourth, to the Class PO Certificates, the amount of the Class PO Deferred Amount, if any, that has not previously been distributed pursuant to this clause (iv) on any prior Distribution Date; provided, however, that amounts allocated under this paragraph shall only be distributed out of amounts otherwise distributable as principal on the Class B Certificates;

                  (v) Fifth, to the Class B-1 Certificates, the related Interest Distribution Amount for such Distribution Date;

                  (vi) Sixth, to the Class B-1 Certificates, the Class B-1 Certificates' Pro Rata Portion of the Subordinate Principal Distribution Amount in reduction of the Certificate Principal Balance of such Class, until it has been reduced to zero;

                  (vii) Seventh, to the Class B-2 Certificates, the related Interest Distribution Amount for such Distribution Date;

                  (viii) Eighth, to the Class B-2 Certificates, the Class B-2 Certificates' Pro Rata Portion of the Subordinate Principal Distribution Amount in reduction of the Certificate Principal Balance of such Class, until it has been reduced to zero;

                  (ix) Ninth, to the Class B-3 Certificates, the related Interest Distribution Amount for such Distribution Date;

                  (x) Tenth, to the Class B-3 Certificates, the Class B-3 Certificates' Pro Rata Portion of the Subordinate Principal Distribution Amount in reduction of the Certificate Principal Balance of such Class, until it has been reduced to zero;

                  (xi) Eleventh, to the Class B-4 Certificates, the related Interest Distribution Amount for such Distribution Date;

                  (xii) Twelfth, to the Class B-4 Certificates, the Class B-4 Certificates' Pro Rata Portion of the Subordinate Principal Distribution Amount in reduction of the Certificate Principal Balance of such Class, until it has been reduced to zero;

                  (xiii) Thirteenth, to the Class B-5 Certificates, the related Interest Distribution Amount for such Distribution Date;

                  (xiv) Fourteenth, to the Class B-5 Certificates, the Class B-5 Certificates' Pro Rata Portion of the Subordinate Principal Distribution Amount in reduction of the Certificate Principal Balance of such Class, until it has been reduced to zero;

                  (xv) Fifteenth to the Class B-6 Certificates, the related Interest Distribution Amount for such Distribution Date;

                  (xvi) Sixteenth, to the Class B-6 Certificates, the Class B-6 Certificates' Pro Rata Portion of the Subordinate Principal Distribution Amount in reduction of the Certificate Principal Balance of such Class, until it has been reduced to zero;

                  (xvii) Seventeenth, to the Trustee, for any unpaid expenses (including, without limitation, indemnification amounts required to be paid under the Pooling and Servicing Agreement, if any); and

                  (xviii) Finally, any remainder to the holders of the Class R Certificates.

         (b) All distributions or allocations made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. So long as the Book-Entry Certificates are registered in the name of a Clearing Agency or its nominee, the Trustee shall make all distributions or allocations on such Certificates by wire transfers of immediately available funds to the Clearing Agency or its nominee. In the case of Certificates issued in fully-registered, certificated form, payment shall be made either (i) by check mailed to the address of each Certificateholder as it appears in the Certificate Register on the Record Date immediately prior to such Distribution Date or (ii) by wire transfer of immediately available funds to the account of a Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and such Holder is (A) with respect to any Class B Certificates issued on the Closing Date in certificated, fully-registered form, the registered owner of Class A Certificates or Class B Certificates with an aggregate initial Certificate Principal Balance of at least $1,000,000 or 100% of their respective aggregate initial Certificate Principal Balance, and (B) with respect to the Residual Certificates, Class PO Certificates or Class X Certificates, the registered owner of the Residual Certificates, Class PO Certificates or Class X Certificates evidencing an aggregate Percentage Interest of at least 50%. The Trustee may charge any Holder its standard wire transfer fee for any payment made by wire transfer. Final distribution on the Certificates will be made only upon surrender of the Certificates at the offices of the Trustee set forth in the notice of such final distribution sent by the Trustee to all Certificateholders pursuant to Section 9.01 of the Standard Terms.

         (c) Any amounts remaining in the Distribution Account on any Distribution Date after all allocations and distributions required to be made by this Pooling and Servicing Agreement have been made, and any amounts remaining in the REMIC after payment in full of all of the Regular Interests therein and any administrative expenses associated with the Trust, will be distributed to the Holders of the Class R Certificates.

SECTION 6. ALLOCATION OF REALIZED LOSSES.

         (a) On each Distribution Date, after all required distributions have been made on the Certificates pursuant to Section 5 above, the Non-PO Percentage of Realized Losses, if any, shall be allocated on such Distribution Date in the following manner and in the following order of priority:

                  (i) First, to the Class B-6 Certificates, to be applied in reduction of the Certificate Principal Balance of such Class of Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  (ii) Second, to the Class B-5 Certificates, to be applied in reduction of the Certificate Principal Balance of such Class of Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  (iii) Third, to the Class B-4 Certificates, to be applied in reduction of the Certificate Principal Balance of such Class of Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  (iv) Fourth, to the Class B-3 Certificates, to be applied in reduction of the Certificate Principal Balance of such Class of Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  (v) Fifth, to the Class B-2 Certificates, to be applied in reduction of the Certificate Principal Balance of such Class of Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  (vi) Sixth, to the Class B-1 Certificates, to be applied in reduction of the Certificate Principal Balance of such Class of Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                  (vii) Finally, to the Class A Certificates and the Class R Certificates, pro rata, based on their respective Certificate Principal Balances immediately prior to such Distribution Date to be applied in reduction of the Certificate Principal Balances of such Classes of Certificates, until each such Certificate Principal Balance has been reduced to zero.

         (b) On each Distribution Date, after all required distributions have been made on the Certificates pursuant to Section 5 above, the PO Percentage of Realized Losses, if any, shall be allocated on such Distribution Date to the Class PO Certificates in reduction of the Certificate

Principal Balance of such Certificates, until such Class's Certificate Principal Balance has been reduced to zero.

SECTION 7. REMITTANCE REPORTS.

         (a) The Remittance Report for each Distribution Date shall identify the following items, in addition to the items specified in Section 4.01 of the Standard Terms:

                  (1) the Interest Distribution Amount for each Class for such Distribution Date and the Carryover Interest Amount, for each Class of the Certificates for such Distribution Date;

                  (2) the amount to be distributed on such Distribution Date on each Class of the Certificates to be applied to reduce the Certificate Principal Balance of such Class, separately identifying any portion of such amount attributable to any prepayments;

                  (3) the aggregate amount, if any, of the Class PO Deferred Amount allocated for such Distribution Date, and the aggregate amount, if any, of the Class PO Deferred Amount distributed on such Distribution Date;

                  (4) the aggregate amount, if any, to be distributed on the Residual Certificates;

                  (5) the Certificate Principal Balance of each Class of the Certificates after giving effect to the distributions to be made on such Distribution Date; and

                  (6) the aggregate Interest Distribution Amount remaining unpaid, if any, and the aggregate Carryover Interest Amount remaining unpaid, if any, for each Class of Certificates, after giving effect to all distributions to be made on such Distribution Date.

         In the case of information furnished pursuant to clauses (1), (2) and
(3) above, the amounts shall be expressed, with respect to any Class A, Class R, Class PO or Class B Certificate, as a dollar amount per $1,000 denomination, and in the case of the Class X Certificates, as a dollar amount per $1,000,000 Notional Principal Amount denomination.

         (b) In addition to mailing a copy of the related Remittance Report to each Certificateholder on each Distribution Date in accordance with Section 4.01 of the Standard Terms, on each Distribution Date, the Trustee shall mail a copy of the related Remittance Report to the Underwriter (to the attention of the person, if any, reported to the Trustee by the Underwriter), to the Seller and to The Bloomberg (to the address and to the person, if any specified to the Trustee by the Underwriter). The Trustee shall not be obligated to mail any Remittance Report to The Bloomberg unless and until the Underwriter shall have notified the Trustee in writing of the name and address to which such reports are to be mailed, which notice, once delivered, will be effective for all Distribution Dates after the date such notice is received by the Trustee unless and until superseded by a subsequent notice.

SECTION 8. MASTER SERVICER MAY RETAIN SERVICING FEES FROM COLLECTIONS.

         The Master Servicer may retain its Servicing Fee and any other servicing compensation provided for herein and in the Standard Terms from gross interest collections on the Assets prior to depositing such collections into the Certificate Account.

SECTION 9. REMIC ADMINISTRATION.

         For purposes of the REMIC Provisions, all of the Certificates (except the Class R Certificates) will be designated as the "regular interests" in the REMIC, and the Class R Certificates will be designated as the "residual interest" in the REMIC.

SECTION 10. VOTING RIGHTS.

         The Voting Rights applicable to the Certificates shall be allocated one-third of 1% to each of the Class R Certificates, the Class X-1 Certificates and the Class X-2 Certificates, and 99% to each Class of the Class A Certificates, Class PO Certificates and the Class B Certificates, in proportion with their respective Certificate Principal Balances on any date of determination.

SECTION 11. MODIFICATIONS OF STANDARD TERMS.

         The following modifications to the Standard Terms shall be in effect with respect to the Certificates only.

         (a) Section 1.01 of the Standard Terms is hereby amended as follows:

                  the definition of "Mortgage Loan Documents" is hereby amended by adding the following to the end of paragraph (c) thereof, immediately following the semicolon:

                  and the original assignment of the Mortgage from the related Seller either in blank or to the Trustee or its Custodian, in the form specified in the related Sales Agreement (or a copy thereof certified to be a true and correct reproduction of the original thereof);

         (b) Section 2.05(a)(i) of the Standard Terms is hereby amended by deleting the term "Section 2.05(g)" in the fourth sentence thereof and replacing such term with "Section 2.05(d)".

         (c) Section 12.02 of the Standard Terms is hereby deleted in its entirety and replace with the following:

SECTION 12.02. REGARDING THE CONTRACT OF INSURANCE HOLDER.

         (a) The Contract of Insurance Holder shall at all times be approved by HUD as a mortgagee and shall not resign from the obligations and duties imposed on it by this Agreement as Contract of Insurance Holder except upon a determination that by reason of a change in legal requirements or requirements imposed by the FHA (including, without limitation, loss of its status as a HUD approved mortgagee) the performance of its duties under this Agreement would cause it to be in violation of such legal requirements or FHA imposed requirements in a manner which would result in a material adverse effect on the Contract of Insurance Holder or cause it to become ineligible to hold the FHA Insurance. Any such determination permitting the resignation of the Contract of Insurance Holder shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Trustee. Upon receiving such notice of resignation, the FHA Insurance shall be transferred to a qualified successor appointed by the Master Servicer (which qualified successor must be a HUD approved mortgagee) by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Contract of Insurance Holder and one copy to the successor contract of insurance holder.

         (b) If at any time the Contract of Insurance Holder shall become incapable of acting, or shall fail to perform its obligations here under, or its long-term credit rating assigned by Moody's Investors Service, Inc. shall fall below "A3" (or such other credit rating as may be determined by the Rating Agencies from time to time) or shall be adjudged as bankrupt or insolvent, or a receiver of the Contract of Insurance Holder or of its property shall be appointed, or any public officer shall take charge or control of the Contract of Insurance Holder or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or the Contract of Insurance Holder shall fail to be "well capitalized" within the meaning of the Federal Deposit Insurance Act and the regulations thereunder, then, in any such case the Master Servicer shall remove the Contract of Insurance Holder and appoint a successor contract of insurance holder (which successor must be a HUD approved mortgagee) by written instrument, in duplicate, one copy of which instrument shall be delivered to the Contract of Insurance Holder so removed and one copy to the successor contract of insurance holder. Upon removal of the Contract of Insurance Holder, the outgoing Contract of Insurance Holder shall take all action required to maintain the benefits of the FHA Insurance; provided that, if the Contract of Insurance Holder is removed because it has failed to be "well capitalized" as provided in the preceding sentence, the Depositor and Master Servicer each shall bear the expenses incurred in connection with such transfer.

         (c) Any resignation or removal of the Contract of Insurance Holder and appointment of a successor contract of insurance holder pursuant to any of the provisions of this Section 12.02 shall become effective upon acceptance of appointment by the successor contract of insurance holder.

SECTION 11. GOVERNING LAW.

         The Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein. The parties hereto agree to submit to the personal jurisdiction of all federal and state courts sitting in the State of New York and hereby irrevocably waive any objection to such jurisdiction. In addition, the parties hereto hereby irrevocably waive any objection that they may have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any federal or state court sitting in the State of New York, and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 12. FORMS OF CERTIFICATES.

         Each of the Schedules and Exhibits attached hereto or referenced herein are incorporated herein by reference as contemplated by the Standard Terms. Each Class of Certificates shall be in substantially the related form attached hereto, as set forth in the Index to Schedules and Exhibits attached hereto.

SECTION 13. COUNTERPARTS.

         This Pooling and Servicing Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 14. ENTIRE AGREEMENT.

         This Pooling and Servicing Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.



                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Trustee, and the Contract of Insurance Holder each have caused this Pooling and Servicing Agreement to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the day and year first above written.


                                   UNION PLANTERS MORTGAGE FINANCE
                                   CORP., AS DEPOSITOR

                                   By:  /s/  Joel R. Katz
                                       ------------------
                                   Name: Joel R. Katz
                                   Title: President


                                   UNION PLANTERS BANK, NATIONAL
                                   ASSOCIATION, AS MASTER SERVICER

                                   By:  /s/  Mark Mosteller
                                       --------------------
                                   Name:  Mark Mosteller
                                   Title:  Senior Vice President


                                   THE BANK OF NEW YORK, AS TRUSTEE

                                   By:  /s/ Franklin Austin
                                       --------------------
                                   Name:  Franklin Austin
                                   Title:  Assistant Vice President


                                   UNION PLANTERS BANK, NATIONAL
                                   ASSOCIATION, AS CONTRACT OF INSURANCE HOLDER

                                   By:  /s/ Mark Mosteller
                                       --------------------
                                   Name:  Mark Mosteller
                                   Title:  Senior Vice President
ACKNOWLEDGED AND AGREED


UNION PLANTERS BANK, NATIONAL ASSOCIATION, AS
CLAIMS ADMINISTRATOR


By:  /s/ Mark Mosteller
     ------------------
Name:  Mark Mosteller
Title: Senior Vice President

STATE OF TENNESSEE         )
                           ) s.
COUNTY OF  SHELBY          )


         The foregoing instrument was acknowledged before me in the County of Shelby this 26th day of February, 1999 by Joel R. Katz, the President of Union Planters Mortgage Finance Corp., a Delaware corporation, on behalf of the corporation.



                                         /s/ Deborah K. McDaniel
                                         -----------------------
                                             Notary Public

My Commission expires: March 27, 2001




STATE OF TENNESSEE         )
                           ) s.
COUNTY OF SHELBY           )


         The foregoing instrument was acknowledged before me in the County of Shelby this 26th day of February, 1999 by Mark Mosteller, a Senior Vice President of Union Planters Bank, National Association, a national banking association, on behalf of the association.



                                         /s/ Deborah K. McDaniel
                                         -----------------------
                                             Notary Public

My Commission expires:  March 27, 2001

STATE OF NEW YORK          )
                           ) s.
COUNTY OF KINGS            )


         The foregoing instrument was acknowledged before me in the County of Kings, this 24th day of February, 1999, by Franklin Austin, an Assistant Vice President of The Bank of New York, a New York banking corporation, on behalf of the corporation.

                                         /s/ Louis A. Amador, Jr.
                                         ------------------------
                                         Notary Public

My Commission expires:  December 22, 1999

                         INDEX TO SCHEDULES AND EXHIBITS


SCHEDULE I                 Mortgage Loan Schedule
EXHIBIT A-1                Form of Class A-1 Certificate
EXHIBIT A-2                Form of Class A-2 Certificate
EXHIBIT A-3                Form of Class A-3 Certificate
EXHIBIT X-1                Form of Class X-1 Certificate
EXHIBIT X-2                Form of Class X-2 Certificate
EXHIBIT PO                 Form of Class PO Certificate
EXHIBIT B-1                Form of Class B-1 Certificate
EXHIBIT B-2                Form of Class B-2 Certificate
EXHIBIT B-3                Form of Class B-3 Certificate
EXHIBIT B-4                Form of Class B-4 Certificate
EXHIBIT B-5                Form of Class B-5 Certificate
EXHIBIT B-6                Form of Class B-6 Certificate
EXHIBIT R                  Form of Class R Certificate